                                                                     EXHIBIT 3.2

                                                      Amended and Restated as of
                                                                December 3, 1996


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             ECC INTERNATIONAL CORP.


                                    ARTICLE I
                                    ---------

                                     OFFICES
                                     -------


         SECTION 1. The location of the principal office of the Corporation in the State of Delaware shall be the City of Dover, County of Kent, State of Delaware.

         SECTION 2. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may, from time to time, determine or the business of the Corporation may require.


                                   ARTICLE II
                                   ----------

                             MEETING OF STOCKHOLDERS
                             -----------------------

         SECTION 1. All meetings of the stockholders for the election of directors shall be held at the principal office of the Corporation in the State of Delaware or at such other place within or without the State of Delaware as may from time to time be fixed by the Board of Directors and as may be specified in the respective Notices of Meeting or duly executed waivers of notice; provided that the place of meeting for the election of directors shall not be changed within 60 days next before the day on which the election is to be held and, at least 20 days before the election is held, a notice of any such change shall be given to each stockholder entitled to vote at the election.

         SECTION 2. An annual meeting of stockholders shall be held on the date and at the time fixed from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. At such annual

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meeting the stockholders shall elect by a plurality vote by ballot, a Board of
Directors and transact such other business as may properly be brought before the meeting.

         SECTION 3. The written notice of the annual meeting shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting.

         SECTION 4. At least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open at the place where the election is to be held for said ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         SECTION 5. At all elections of directors, the chairman of the meeting shall appoint two (2) Inspectors of Election, unless such appointment shall be unanimously waived by those stockholders present or represented by proxy at the meeting and entitled to vote. The Inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of Inspectors at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken; but no director or candidate for the office of director shall be appointed as such Inspector.

         SECTION 6. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not more than sixty (60) nor less than ten
(10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or any exchange of capital stock shall go into effect, or the date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

         In any case where the Board of Directors shall not have fixed as aforesaid a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders, such record date shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

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         The Board of Directors may close the stock books of the Corporation against transfers of stock for a period not exceeding sixty (60) days next preceding the dates in this Section 6 mentioned, and none of the stock of the Corporation shall be transferred upon its books during such period.

         SECTION 7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or Chairman of the Board and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. In addition, a special meeting of stockholders shall be called by the President or Secretary upon the written application, dated on or after July 1, 1997, of one or more stockholders who hold in the aggregate not less than 30% of the outstanding capital stock entitled to vote at the special meeting. A special meeting of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, shall be called by the Corporation upon written notice from stockholders owning not less than ten (10%) percent of the Corporation's outstanding shares of voting stock, which notice shall set forth the purpose or purposes of such special meeting and the Corporation shall hold the special meeting of stockholders no later than thirty (30) days after the date such notice is received by the Corporation. Notwithstanding anything to the contrary contained in Article X, Section 1 of the By-laws of the Corporation, this By-law may not be amended without the affirmative vote of a majority of shares of voting stock present in person or represented by proxy at a meeting of the Corporation's stockholders and entitled to vote on the matter.

         SECTION 8. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation not less than ten (10) nor more than fifty (50) days before such meeting.

         SECTION 9. Business transacted at all special meetings shall be confined to the objects stated in the call.

         SECTION 10. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.


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         SECTION 11. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by statute, the Certificate of Incorporation or express provision of these By-laws, a different vote is required in which case such provision shall govern and control the decision of such question.

         SECTION 12. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing, subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors.

         SECTION 13. Whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of statute or of the Certificate of Incorporation or of these By-laws, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

         Section 14.
         ----------

         (a) At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted on, as is properly brought before the meeting. In order for business to be properly brought before the meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder

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proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

         (b) Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 14 of Article II, provided, however, that nothing in this Section 14 of Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

         (c) The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 14 of
Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         (d) At any special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted on, as is properly brought before the special meeting. In order for business to be property brought before the special meeting, business must be either (i) specified in the notice of special meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the special meeting by or at the direction of the Board, or (iii) otherwise properly brought before the special meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before a special meeting by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the special meeting (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the special meeting except in accordance with the procedures set forth in this Section 14 of Article II. The chairman of the special meeting shall, if the facts warrant, determine and declare to the special meeting that business was not properly brought before the special meeting in accordance with the provisions of this Section 14 of Article II and, if he should so determine, he shall so declare to the special meeting and any such business not properly brought before the special meeting shall not be transacted.

         SECTION 15. Not less than 50 days nor more than 75 days prior to the date of the Annual Meeting any stockholder who intends to make a nomination at the

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Annual Meeting shall deliver a notice to the Secretary of the Corporation setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies of the election of such nominee; and (b) as to the stockholder giving the notice,
(i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility for such proposed nominee to serve as a director of the Corporation.


                                   ARTICLE III
                                   -----------

                                    DIRECTORS
                                    ---------

         SECTION 1. The number of directors which shall constitute the whole Board shall be not less than four nor more than twenty as the directors may from time to time determine by resolution. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be stockholders. The directors shall act only as a Board and the individual directors shall have no power as such, except when acting pursuant to written consent signed by all members of the Board as provided in Section 3 hereof.

         SECTION 2. Vacancies among the directors whether caused by death, resignation, retirement, disqualification or removal from office, of any directors, by an increase in the number of directors, or otherwise, shall be filled by vote of a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election of directors and until their successors shall be duly elected and qualified unless sooner removed or displaced pursuant to law. Voting by directors for such filling of vacancies need not be by ballot.

         SECTION 3. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of

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Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

         Whenever the vote of directors, or members of a Committee thereof, at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, the meeting and vote of directors or members of a Committee thereof, may be dispensed with, if all the directors or members of such Committee, prior to such action, shall consent in writing to such corporate action being taken and such written consent is filed with the minutes of the Board or Committee.

                       Meetings of the Board of Directors
                       ----------------------------------

         SECTION 4. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

         SECTION 5. The first meeting of each newly elected Board may be held immediately after each annual meeting of the stockholders at the same place at which the meeting is held, and no notice of such meeting shall be necessary to the meeting, provided a quorum shall be present. In the event such first meeting is not held immediately after the annual meeting of the stockholders, it may be held at such time and place as shall be specified in the notice given as hereinafter provided for special meetings of the Board of Directors, or at such time and place as shall be fixed by the consent in writing of all of the directors.

         SECTION 6. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board. Regular meetings may be held at any time without notice if all of the directors are present.

         SECTION 7. Special meetings of the Board may be called by the President or Chairman of the Board on at least six (6) hours' notice to each director, either personally or by mail, and shall be called by the President or Secretary in like manner and on like notice given within three (3) days after receipt of the written request of three (3) directors, and in the absence of the President and Secretary, any three (3) directors may call a special meeting of the Board in like manner and on like notice.

         SECTION 8. At all meetings of the Board, the presence of not less than one-half of the total number of directors, but in no event less than two, shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

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                             Committees of Directors
                             -----------------------

         SECTION 9. The Board of Directors may, by resolution, passed by a majority of the whole Board, designate an Executive Committee to consist of four
(4) or more directors as the Board from time to time may determine. The Executive Committee shall have and may exercise when the Board is not in session, all the powers of the Board of Directors in the management of the business and the affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the said Committee or to make or amend the By-laws of the Corporation. The Board shall have the power at any time to change the membership of the Executive Committee, to fill vacancies in it, or to dissolve it. The Board of Directors shall also have the power to designate one or more alternate members of such Executive Committee which alternative members shall have power to serve, subject to such conditions as the Board may prescribe, as a member or members of said Executive Committee during the absence or inability to act of any one or more members of said Committee. The Executive Committee may make rules for the conduct of its business and may appoint such Committees and assistants as it may from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. Unless otherwise ordered by the Board, each member of the Executive Committee shall continue to be a member thereof until the expiration of its term of office as a director (or, in case of his re-election as a director, until the expiration of his new term of office) or until sooner removed from the Board. Meetings of the Executive Committee shall be held at the principal office of the Corporation in the State of Delaware, or at such other place or places within or without the State of Delaware as shall be specified in the notice or waiver of notice of meeting, or specified by resolution of the Board or of the Executive Committee.

         SECTION 10. The Board of Directors may also, by resolution or resolutions, passed by a majority of the whole Board, designate one or more other Committees, each Committee to consist of two (2) or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         SECTION 11. Whenever requested by the Board of Directors the Committee shall keep regular minutes of their proceedings and report the same to the Board when required.

                            Compensation of Directors
                            -------------------------

         SECTION 12. Directors may, by resolution of the Board, receive a fixed annual sum for acting as directors, payable quarterly or at such other intervals as the Board

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shall fix, and/or a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

                    Indemnification of Directors and Officers
                    -----------------------------------------

         SECTION 13. The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, indemnify any director, officer or trustee which it shall have power to indemnify under that Section against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Section 13 (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Section 13 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

         To assure indemnification under this Section 13 of all such persons who are determined by the Corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time, such Section 145 shall, for the purposes of this Section 13, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the Corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974", as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.


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




                                   ARTICLE IV
                                   ----------

                                     NOTICES
                                     -------

         SECTION 1. Whenever under the provisions of statute or of the Certificate of Incorporation or of these By-laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

         SECTION 2. Whenever any notice is required to be given under the provisions of statute or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V
                                    ---------

                                    OFFICERS
                                    --------

         SECTION 1. The officers of the Corporation shall be chosen by the directors and may include a Chairman of the Board of Directors, a President, an Executive Vice President, a Vice President, a Secretary, a Treasurer and a Comptroller. The Chief Executive Officer of the Corporation shall be such officer as may be designated by the Board of Directors. The Board of Directors may also choose a Vice Chairman of the Board of Directors, additional Vice Presidents and one or more Assistant Secretaries, Assistant Treasurers and Assistant Comptrollers. Any individual may hold two or more offices, except that the offices of the President and Secretary may not be held by the same person. The Board may appoint such other officers and agents as it may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         SECTION 2. The Board of Directors at its first meeting after such annual meeting of stockholders may choose a Chairman of the Board from its members, and may choose a President, an Executive Vice President and one or more Vice Presidents, a Treasurer and a Secretary, none of whom need be a member of the Board.

         SECTION 3. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.


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



                       Chairman of the Board of Directors
                       ----------------------------------

         SECTION 4. The Chairman of the Board of Directors shall preside at all meetings of the Board and of the stockholders and shall perform all duties incident to the Chairman of the Board of Directors. He may sign and execute in the name of the Corporation, all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where required or permitted by law to be otherwise signed and executed and except in cases where the signing and execution thereof shall be delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation. He shall have such other powers and perform such duties as may be assigned to him by the Board of Directors.

                                    President
                                    ---------

         SECTION 5. The President shall perform all the duties incident to the office of the President. He may sign and execute in the name of the Corporation, all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where required or permitted by law to be otherwise signed and executed and except in cases where the signing and execution thereof shall be delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation. He shall have such other powers and perform such duties as may be assigned to him by the Board of Directors.

                            Executive Vice President
                            ------------------------

         SECTION 6. The Executive Vice President, if one is elected, shall perform the duties of the President in his absence and such other duties as may be assigned to him by the Board of Directors, or the President.

                                 Vice President
                                 --------------

         SECTION 7. The Vice President shall perform such duties as the President or the Board of Directors may, from time to time, designate.

                       Secretary and Assistant Secretaries
                       -----------------------------------

         SECTION 8. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall perform like duties for the standing Committees when requested. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.


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



         SECTION 9. The Assistant Secretary in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the President or the Board of Directors shall prescribe.

                       Treasurer and Assistant Treasurers
                       ----------------------------------

         SECTION 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         SECTION 11. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         SECTION 12. He shall perform all duties incident to the office, and any duties that may be assigned to him by the Board of Directors or the President.

         SECTION 13. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         SECTION 14. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

                      Comptroller and Assistant Comptroller
                      -------------------------------------

         SECTION 15. The Comptroller shall receive and audit the accounts of all officers and agents of the Corporation who receive or disburse its funds, and all other accounts of receipts or disbursements of the Corporation, and shall keep a proper record of the same.

         SECTION 16. He shall keep an account of all contracts, leases or agreements, by the terms of which moneys are receivable or payable by the Corporation, as well as of all debts due to or liabilities incurred by the Corporation, and shall render to the President and the Board of Directors, at the regular meetings, or when the Board of

Directors so requires, reports of all payments coming due and all balances past due to or from the Corporation.

         SECTION 17. He shall properly classify the receipts and disbursements of the Corporation and report the same to the President and the Board of Directors, at the regular meetings, or when the Board of Directors so requires, and shall perform such other duties as may be assigned to him by the President or the Board of Directors.

         SECTION 18. The Assistant Comptrollers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Comptroller, perform the duties and exercise the powers of the Comptroller. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.


                                   ARTICLE VI
                                   ----------

                              CERTIFICATES OF STOCK
                              ---------------------

         SECTION 1. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe in accordance with the law. The certificates of stock shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

         SECTION 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon have not ceased to be such officer or officers of the Corporation.

         SECTION 3. The shares in the stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of similar shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

         SECTION 4. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                Lost Certificates
                                -----------------

         SECTION 5. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


                                   ARTICLE VII
                                   -----------

                                 CORPORATE BOOKS
                                 ---------------

         SECTION 1. The Books of the Corporation, except the original or duplicate stock ledger, may be kept outside of Delaware at such place or places as the Board of Directors may from time to time determine.


                                  ARTICLE VIII
                                  ------------

                            EXECUTION OF INSTRUMENTS
                            ------------------------

         SECTION 1. All checks, notes, drafts, bills of exchange, orders for payment of money, bonds, debentures, obligations, bills of lading, commercial documents and other negotiable and/or nonnegotiable instruments, contracts and formal documents (other than certificates of stock) shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors. The seal of the Corporation may be affixed to such instruments and papers requiring the same as shall have been duly signed and may be attested by the Secretary or one of the Assistant Secretaries or by the Treasurer or one of the Assistant Treasurers or by any other officer.

                                   ARTICLE IX
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

                                    Dividends
                                    ---------

         SECTION 1. Dividends upon the capital stock of the Corporation subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         SECTION 2. Before payment of any dividend, there may be set aside out of any funds in the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for preparing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                 Corporate Seal
                                 --------------

         SECTION 3. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal-Delaware." In lieu of the corporate seal, when so authorized by the Board of Directors or Executive Committee, a facsimile thereof may be impressed or affixed or reproduced.

                               Voting Upon Stocks
                               ------------------

         SECTION 4. Unless otherwise ordered by the Board of Directors or Executive Committee, the President or any of the Vice Presidents authorized thereto in writing by the President shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to give, on behalf of the Corporation, a proxy to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at any such meeting he or such proxy shall possess and may exercise, for the purpose of such meeting, any and all the rights and powers incident to the ownership of said stock, and which as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors and Executive Committee by resolution from time to time may confer like power upon any other person or persons.

                                   Fiscal Year
                                   -----------

         SECTION 5. The fiscal year of the corporation shall be fixed, and shall be subject to change by the Board of Directors.

                                    ARTICLE X
                                    ---------

                                   Amendments
                                   ----------

         SECTION 1. These By-laws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by affirmative vote of a majority of the stock entitled to vote at such meeting, and present or represented thereat, or by the affirmative note of a majority of the whole Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place of the meeting for election of directors shall be made within sixty (60) days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the meeting is held.